SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 26, 2004

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                        Gateway Financial Holdings, Inc.

     North Carolina                   000-33223                   56-2264354
(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

      1145 North Road Street, Elizabeth City, North Carolina        27909
             (Address of principal executive offices)             (Zip Code)

                    Issuer's telephone number: (252) 334-1511

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               This document contains 2 pages, excluding exhibits.
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Item 8.01 -- Other Events.

      On August 26, 2004, Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), announced that its Board of Directors, at its regular quarterly meeting on August 23, 2004, declared its first quarterly cash dividend of $0.02 per share on the Corporation's common stock. The dividend is payable on November 15, 2004 to shareholders of record as of the close of business on October 1, 2004.

      The Bank's principal offices are in Elizabeth City, North Carolina. The Bank has offices in Elizabeth City, Edenton, Kitty Hawk, Plymouth, and Roper, North Carolina and Chesapeake and Virginia Beach, Virginia.

      The Common Stock of the Corporation is traded on the Nasdaq SmallCap market under the symbol GBTS.

Item 9.01(c): Exhibits

Exhibit 99:   Press release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Gateway Financial Holdings, Inc.

                                       By: /s/ D. Ben Berry
                                           ----------------
                                           D. Ben Berry
                                           President and Chief Executive Officer

                                       Date: August 26, 2004